UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 6, 2016

BLACKROCK CAPITAL INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	814-00712	20-2725151
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

40 East 52nd Street

New York, NY 10022

(Address of principal executive offices)

(212) 810-5800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

As previously disclosed, BlackRock Capital Investment Corporation (the “Company,” “we,” “us” or “our”) has been named as a defendant, together with 52nd Street Capital Advisors LLC (“52nd Street”), our former investment adviser, and certain other defendants, in two wrongful death and personal injury actions that were filed by the families of the three decedents and certain injured persons (the “Plaintiffs”) on June 22, 2012 and August 23, 2012, in the Circuit Court of Hancock County in West Virginia (the “Litigation”). The cases, which have been consolidated, involve three deaths and personal injuries to other employees at the facilities of one of our portfolio companies. The Litigation is described in “Item 1. Legal Proceedings” in the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2016, which was filed with the Securities and Exchange Commission on July 27, 2016.

The Company and 52nd Street have reached an agreement in principle with the Plaintiffs to settle the actions for $17,500,000 (the “Settlement Payment”) and certain of the Plaintiffs have filed a petition for Court approval of the settlement. The Company has determined that it is reasonably likely to enter into a definitive settlement agreement with the Plaintiffs. Although a definitive settlement agreement remains subject to final documentation and Court approval, the Company expects to accrue for the Settlement Payment in the third quarter and pay the Settlement Payment on behalf of itself and 52nd Street in the fourth quarter, using available cash and amounts available under its credit facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACKROCK CAPITAL INVESTMENT CORPORATION

Date: October 6, 2016	By:	/s/ Donna M. Milia
		Name:	Donna M. Milia
		Title:	Chief Financial Officer and Treasurer